Exhibit 99.1

Keyuan Petrochemicals Inc. Announces Preliminary 2012 Financial Results; Delay in Filing Annual Report on Form 10-K

NINGBO, China, April 17, 2013 /PRNewswire-Asia-FirstCall/--Keyuan Petrochemicals Inc. (OTCQB: KEYP), ("Keyuan" or "the Company"), an independent manufacturer and supplier of various petrochemical products in China, today reported its preliminary financial results for the year and quarter ended December 31, 2012. The Company is providing these preliminary and unaudited results in an effort to keep its shareholders informed about the performance of the Company while it works to complete its Annual Report on Form 10-K (the "Form 10-K") for the year ended December 31, 2012. The Company notified the Securities and Exchange Commission (SEC) that it is unable to file its Annual Report on Form 10-K (the "Form 10-K") for the year ended December 31st, 2012 within the prescribed time period because it requires additional time to complete the required financial statements, however the Company expects to file shortly.

Form 10-K for Year Ended December 31, 2012

On April 2, 2013, the Company filed a Form 12b-25 with the Securities and Exchange Commission (the "SEC") which gave the Company an additional fifteen days to file its Form 10-K for the year ended December 31, 2012. The Company does not expect to file the Form 10-K within the additional time period prescribed under Rule 12b-25 because it is still finalizing the financial statements. As a result, the Company needs additional time to complete and review the financial statements and disclosures to be contained in the Form 10-K.

Temporary Suspension of the Stock Repurchase Program

In connection with the delay in filing its Annual Report on Form 10-K for the year ended December 31, 2012, the Company has decided to temporarily suspend the stock repurchase program from  April 17, 2013. The Company plans to resume the stock repurchase program after it files the Form 10-K for fiscal year 2012.

Preliminary Financial Results

The Company expects total revenues for the year ended December 31, 2012 to be between approximately $750.6 million. For the year ended December 31, 2012, the Company expects total net loss to be approximately $ 3.3 million.

The Company cautions that all of these financial results are preliminary and subject to change, possibly material, following the completion and analysis of the financial statements for the year ended December 31, 2012. The Company reiterates that the above preliminary and unaudited financial information does not represent all of the information that would normally be included in an Annual Report on Form 10-K with respect to the Company's financial results.

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2010, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility which was completed in September 2011 and one production line has entered into commercial production, additional storage capacity, a raw material pre-treatment facility, an asphalt production facility, and an ABS production facility.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Keyuan Petrochemicals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the impact of the proceeds from the private placement on the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

US Contact Information:
Jim Jiang
Keyuan Petrochemicals, Inc.
Phone: 646-705-1386
Email: jzm0580@gmail.com
Web: www.keyuanpetrochemicals.com

Company Contact Information:
Bill Bai
Keyuan Petrochemicals, Inc.
Phone: +0086--138-0588-7777
Email: baih@krcc.cn
Web: www.keyuanpetrochemicals.com